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                               PURCHASE AGREEMENT


                          Dated as of January 17, 1997


                                      among


                         TIGER BAY LIMITED PARTNERSHIP,


                             FPC ACQUISITION L.L.C.


                                       and


                            FLORIDA POWER CORPORATION


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

                               PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS................................1

Section 1.01   Definitions....................................................1
Section 1.02   Terminology....................................................6

                                   ARTICLE II

                                 PURCHASE AND SALE............................6

Section 2.01   Purchase and Sale of Assets....................................6
Section 2.02   Purchase Price and Adjustment..................................7
Section 2.03   Allocation of Purchase Price...................................8

                                   ARTICLE III

                                   CLOSING DATE...............................8

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES.......................8

Section 4.01   Representations and Warranties of Tiger Bay....................8
Section 4.02   Representations and Warranties of FPC and Guarantor...........12

                                    ARTICLE V

                 ADDITIONAL AGREEMENTS AND COVENANTS; GUARANTY...............14

Section 5.01   Covenants of Tiger Bay........................................14
Section 5.02   Covenants of FPC and Guarantor................................16
Section 5.03   Guaranty......................................................17

                                   ARTICLE VI

                              CONDITIONS TO CLOSING..........................17

Section 6.01   FPC's Obligation to Close.....................................17

Section 6.02   Tiger Bay's Obligation to Close...............................19

                                   ARTICLE VII

                                   LIMITATIONS...............................20

Section 7.01   Representations and Warranties................................20
Section 7.02   Remedies......................................................20

                                  ARTICLE VIII

                               TERMINATION RIGHTS............................21

Section 8.01   Termination...................................................21
Section 8.02   Limitation on Right to Terminate; Effect of Termination.......22

                                   ARTICLE IX


                                     GENERAL.................................23

Section 9.01   Exclusive Agreement; Schedules................................23
Section 9.02   Assignment....................................................23
Section 9.03   Amendments....................................................23
Section 9.04   Further Assurances............................................23
Section 9.05   Notices.......................................................23
Section 9.06   Governing Law.................................................24
Section 9.07   Severability..................................................24
Section 9.08   Counterparts..................................................25
Section 9.09   Expenses......................................................25
Section 9.10   Conditions to Tiger Bay's Obligations.........................25

SCHEDULES

Schedule 1.01(a)         List of Other Assigned Contracts
Schedule 1.01(b)         Permits
Schedule 1.01(c)         Plant Site Description
Schedule 2.03            Allocation of $445,000,000.00 of the Purchase
                           Price Among Certain Assets of Tiger Bay Limited Partnership
Schedule 4.01(c)         Violations
Schedule 5.01(e)         Consents and Approvals
Schedule 4.01(h)         Environmental Matters

Schedule 4.01(j)         Effectiveness and Enforceability of, and
                           Compliance with, Assigned Contracts
Schedule 4.01(m)         Tax Disputes
Schedule 5.01(a)         Changes
Schedule 6.02(i)         Funds to be Released

EXHIBITS

Exhibit A                Assignment and Assumption
Exhibit B                Assignment and Substitution
Exhibit C                Bill of Sale
Exhibit D                Form of Opinion to Counsel to Tiger Bay
                           Limited Partnership
Exhibit E                Form of Opinion of Florida Counsel to
                           Tiger Bay Limited Partnership
Exhibit F                Form of Opinion of Counsel to FPC
                           Acquisition L.L.C. and Florida Power
                           Corporation

                               PURCHASE AGREEMENT


          PURCHASE AGREEMENT (this "AGREEMENT") dated as of the 17th day of January, 1997 among TIGER BAY LIMITED PARTNERSHIP ("TIGER BAY"), FPC ACQUISITION L.L.C. ("FPC") and FLORIDA POWER CORPORATION ("GUARANTOR").

                                    RECITALS:

          WHEREAS, Tiger Bay is the owner of a nominally rated 220 megawatt cogeneration power plant located in Polk County, Florida and certain other assets related thereto; and

          WHEREAS, Tiger Bay wishes to sell certain of its assets, and FPC wishes to purchase said assets, on the terms herein set forth;

          NOW, THEREFORE, in consideration of the mutual promises made herein, and subject to the conditions hereinafter set forth, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.01 DEFINITIONS. The terms set forth below shall have the meanings ascribed to them in this Article I or in the part of this Agreement referred to below:

          "ACCOUNTS PAYABLE" has the meaning specified in SECTION 2.02 (b)(ii).

          "ACCOUNTS RECEIVABLE" has the meaning specified in SECTION
     2.02(b)(ii).

          "ADDITIONAL ASSETS" has the meaning specified in SECTION 2.02 (a)(ii).

          "ADDITIONAL ASSETS CHARGE" has the meaning specified in SECTION 2.02(a)(ii).

          "ADDITIONAL INVENTORY CONTRACTS" has the meaning specified in SECTION 2.02(a)(ii).

          "AFFILIATE" means, with respect to any entity, any other entity controlling, controlled by or under common control with such entity. As used in this definition, the term "control", including the correlative terms "controlling", "controlled by" and "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.

          "AGREEMENT" means this Purchase Agreement.

          "ALLOCATION" has the meaning specified in SECTION 2.03.

          "APPEAL PERIOD" has the meaning specified in SECTION 8.01(e).

          "ASSETS" means the Plant, the Assigned Contracts, the Permits, to the extent assignable, and the Books and Records.

          "ASSIGNED CONTRACTS" means the Material Assigned Contracts and the Other Assigned Contracts.

          "ASSIGNMENTS" means, collectively, the forms of the (a) Assignment and Assumption attached as EXHIBIT A, (b) Leasehold Assignment and Substitution attached as EXHIBIT B and (c) Bill of Sale attached hereto as EXHIBIT C.

          "BANKS" has the meaning specified in SECTION 6.01(g).

          "BEST EFFORTS" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

          "BOARD APPROVAL" has the meaning specified in SECTION 6.02(g).

          "BOOKS AND RECORDS" means the books, records, plans, specifications and drawings of Tiger Bay related to or required for the operation and maintenance of the Plant.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in Houston, Texas, New York, New York, or St. Petersburg, Florida are authorized or required by law to be closed.

          "CLOSING" has the meaning specified in ARTICLE III.

          "CLOSING DATE" has the meaning specified in ARTICLE III.

          "CONFIDENTIALITY AGREEMENT" has the meaning specified in SECTION 5.02(c).

          "CREDIT AGREEMENT" has the meaning specified in SECTION 6.01(g).

          "CREDIT SUPPORT OBLIGATIONS" means any letters of credit, guarantees and security deposits created by or for the benefit of Tiger Bay with respect to any of the Assigned Contracts.

          "DELIVERED ADDITIONAL INVENTORY" has the meaning specified in SECTION 2.02(a)(ii).

          "ENGINEERING OPINION" has the meaning specified in SECTION
     8.01(d)(ii).

          "ENVIRONMENTAL CLAIM" means and includes any investigation, notice of violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial or private in nature) arising: (A) pursuant to, or in connection with, an actual or alleged violation of any Environmental Requirement; (B) in connection with any Hazardous Substance or actual or alleged activity associated with any Hazardous Substance; (C) from any abatement, removal, remedial, corrective, or other response action in connection with any Hazardous Substance, Environmental Requirement, or other order or directive of any Governmental Entity or regulatory entity; or (D) from any actual or alleged damage, injury, threat, or harm to health, safety, welfare, natural resources, or the environment.

          "ENVIRONMENTAL REQUIREMENT" means any applicable local, regional, state or federal statute, rule, regulation, order, decree, judgment, code, permit, by-law, variance, license or ordinance pertaining to: (A) occupational health; (B) the conservation management, or use of natural resources and wildlife; (C) the protection or use of surface water and ground water; (D) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Substance; (E) pollution (including any release, direct or indirect, to air, land, surface water and ground water); or (F) land use, zoning or land development; and includes, without limitation, the following federal statutes (and their implementing regulations and the analogous state, regional and local statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 ET SEQ.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. s 6901
     ET SEQ.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 U.S.C. Section 1251 ET SEQ.; The Toxic Substances Control Act of 1976, as amended, 15 U.S.C. Section 2601 ET SEQ.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 1100 ET SEQ.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. Section 7401, ET SEQ.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 ET SEQ.; and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.
     Section 300(f) ET SEQ., and Chapters 373, 376 and 403, Florida Statutes.

          "FERC" means the Federal Energy Regulatory Commission.

          "FGT" means Florida Gas Transmission Company.

          "FPSC" means the Florida Public Service Commission.

          "GAS SALES CONTRACT" means, collectively, (i) the Gas Sales and Purchase Contract dated September 22, 1993 between Tiger Bay and Vastar Gas Marketing, Inc. and (ii) the Parent Guaranty dated September 22, 1993 issued by Atlantic Richfield Company as supplemented by the letter agreement dated December 30, 1993 between Tiger Bay and Vastar Gas Marketing, Inc., each as amended through the date hereof.

          "GAS TRANSPORTATION AGREEMENTS" means (i) the Firm Transportation Service Agreement (Rate Schedule FTS-1) dated December 30, 1993 between Tiger Bay and FGT and (ii) the Firm Transportation Service Agreement (Rate Schedule FTS-2) dated December 30, 1993 between Tiger Bay and FGT, each as amended through the date hereof.

          "GOVERNMENTAL APPROVAL" means any permit, license, variance, certificate, consent, letter, clearance, closure, exemption, authorization, decision or action or approval of any federal, state, regional or local governmental authority with jurisdiction over any Environmental Requirement.

          "GOVERNMENTAL ENTITY" means any court, governmental department, commission, council, board, agency or other instrumentality of the United States of America or any state, county, municipality or local government.

          "HAZARDOUS SUBSTANCE" means any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant, or material which is defined, listed, designated or regulated as hazardous or toxic under any Environmental Requirement.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "LEASE" means the Lease Agreement dated June 15, 1993 between Tiger Bay and USAC, as amended through the date hereof.

          "LEGAL REQUIREMENT" means any applicable law, statute, decree, judgment, rule, regulation, code, ordinance, permit, bylaw, variance, order, or license of a Governmental Entity, but does not include any Environmental Requirement.

          "LIEN" means any lien, charge, mortgage, pledge, encumbrance, hypothecation, conditional sales contract, or security interest.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition of Tiger Bay or the operation of the Plant, as the case may be.

          "MATERIAL ASSIGNED CONTRACTS" means the PPAs, the O&M Agreement, the Gas Sales Contract, the Gas Transportation Agreements, the Steam Sale Agreement, and the Lease.

          "NOTICES" has the meaning specified in SECTION 9.05.

          "O&M AGREEMENT" means that certain Operation and Maintenance Agreement, dated as of July 15, 1993, between Tiger Bay and Destec Operating Company, as amended through the date hereof.

          "OTHER ASSIGNED CONTRACTS" means the contracts listed on SCHEDULE 1.01(a).

          "PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership of Tiger Bay dated as of December 30, 1993.

          "PERMITS" means the governmental licenses, authorizations, permits and approvals, including any Governmental Approvals, listed on SCHEDULE 1.01(b).

          "PERMITTED ENCUMBRANCES" means (i) any encumbrances created under or pursuant to the Assigned Contracts, (ii) the encumbrances and other title exceptions listed on or referenced in title policy no. 10 0057 10 001396 dated December 30, 1993 issued by Chicago Title Insurance Company (including attachments thereto), (iii) liens and security interests securing indebtedness incurred pursuant to the Credit Agreement and (iv) all other encumbrances on and exceptions that do not in the aggregate substantially impair the use of the Assets as they are currently being used, including restrictive protective covenants, ad valorem taxes and assessments that are not yet due and payable, mineral and royalty reservations, easements, zoning ordinances and regulations, and mechanics' and materialmen's liens for repairs or alterations in the ordinary course.

          "PLANT" means all of Tiger Bay's personal property, fixtures, leasehold improvements and equipment (exclusive of the Delivered Additional Inventory) (i) located on the Plant Site as of the Closing Date, including, without limitation: (A) the General Electric 7-FA combustion turbine, the Deltak heat recovery steam generator and the General Electric steam turbine, (B) spare parts, (C) the equipment owned by Tiger Bay connecting the Plant to FPC's transmission lines, and (D) all operations, maintenance, environmental and safety manuals and other written procedures relating to the Plant, and (ii) any of the aforementioned in (A) through (D) that is normally located on the Plant Site but is located off the Plant Site as of the Closing Date.

          "PLANT SITE" means the property described on SCHEDULE 1.01(c).

          "PPAs" means (i) the three Contracts for the Purchase of Firm Energy and Capacity from a Qualifying Facility each dated November 30, 1988 between General Peat Resources L.P., whose interest was assigned to Tiger Bay, and Guarantor, (ii) the Negotiated Contract for the Purchase of Firm Capacity and Energy from a Qualifying Facility dated as of March 28, 1991 between EcoPeat Avon Park, whose interest was assigned to Tiger Bay, and Guarantor and (iii) the Standard Offer Contract for Purchase of Firm Energy and

     Capacity from a Qualifying Facility dated July 1989 between Timber Energy Resources Inc., whose interest was assigned to Tiger Bay, and Guarantor,
     (iv) any interconnection agreements entered into between Tiger Bay and Guarantor with respect to any of the foregoing, (v) Sections 3 and 4 of the Lease Termination Agreement dated February 22, 1993 among Tiger Bay, Guarantor and EcoPeat Avon Park and (vi) all letters, agreements, documents or instruments which supplement, modify, clarify, waive or amend any of the foregoing.

          "PURCHASE PRICE" has the meaning specified in SECTION 2.02(a)(ii).

          "PURCHASE PRICE ADJUSTMENT" has the meaning specified in SECTION 2.02(b)(ii).

          "REMEDIAL ACTIONS" means those actions consistent with remedial actions recommended by a Governmental Entity.

          "SCHEDULED OUTAGE" has the meaning specified in SECTION 8.01(d)(i).

          "STEAM SALE AGREEMENT" means the Steam Sale Agreement dated as of June 15, 1993 between Tiger Bay and USAC, as amended through the date hereof.

          "USAC" means U.S. Agri-Chemicals Corporation.

          SECTION 1.02 TERMINOLOGY. All article, section, subsection, schedule and exhibit references used in this Agreement are to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise, (i) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate, (ii) the words "includes" or "including" shall mean "including, without limitation", and (iii) the words "hereof", herein", "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.

                                   ARTICLE II
                                PURCHASE AND SALE

          SECTION 2.01 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, including the terms of the Assignments, at the Closing, (a) Tiger Bay will sell, assign, convey, transfer and deliver to FPC, the Assets and the Additional Assets (as hereinafter defined), and (b) FPC shall purchase the Assets and the Additional Assets, shall assume all of Tiger Bay's obligations with respect to the Assets and the Additional Assets, and shall indemnify Tiger Bay, its partners, officers, employees, directors and agents, from and against any and all liabilities arising after the Closing out of, related to, or in connection with FPC's ownership or operation of the Assets and the Additional Assets, and shall use its Best Efforts to cause the other parties to the Assigned Contracts to release Tiger Bay from any liability thereunder effective as of the Closing.

          SECTION 2.02  PURCHASE PRICE AND ADJUSTMENT.

          (a)  PURCHASE PRICE.

               (i) The consideration (the "Purchase Price") to be paid by FPC for the Assets and the Additional Assets shall be the sum of $445,000,000.00 and the Additional Assets Charge (as hereinafter defined). Upon the terms and subject to the conditions of this Agreement, at the Closing, Tiger Bay and FPC will execute and deliver the Assignment and Substitution and the Bill of Sale, and Tiger Bay, FPC and Guarantor will execute and deliver the Assignment and Assumption whereby (i) Tiger Bay assigns the Assets and the Additional Assets to FPC, against payment therefor by FPC to Tiger Bay of the Purchase Price, in immediately available funds by wire transfer to one or more bank accounts designated by Tiger Bay, and (ii) FPC assumes the obligations of Tiger Bay with respect to the Assets and the Additional Assets, and FPC and Guarantor provide the indemnities set forth in SECTION 2.01(a).

               (ii) "Additional Assets Charge" means an amount equal to the sum of all amounts, if any, paid by Tiger Bay to General Electric Company, Inc. pursuant to the Additional Inventory Contracts as of the Closing Date. "Additional Inventory Contracts" means the purchase order(s) issued by Tiger Bay or Destec Energy, Inc. to General Electric Company, Inc. for the spare parts and equipment required to perform the hot gas repair of the gas turbine at the Plant scheduled to be performed during March and April 1998. Tiger Bay shall provide to FPC a copy of each Additional Inventory Contract upon issuance. "Delivered Additional Inventory" means all spare parts and equipment referred to in the second sentence of this Section 2.02(a)(ii), if any, that are delivered to the Plant Site pursuant to the Additional Inventory Contracts on or before the Closing Date. "Additional Assets" means the Additional Inventory Contracts and the Delivered Additional Inventory.

          (b)  PURCHASE PRICE ADJUSTMENT.

               (i) On the Closing Date, FPC or Tiger Bay, as appropriate, shall pay to the other party in immediately available funds by wire transfer to one or more bank accounts designated by the payee, an amount (the "Purchase Price Adjustment") calculated in accordance with this SECTION 2.02(b). The Purchase Price Adjustment shall equal the Accounts Receivable less the Accounts Payable, as such terms are hereinafter defined. If the Purchase Price Adjustment is positive, FPC shall pay such amount to Tiger Bay, and if the Purchase Price Adjustment is negative, Tiger Bay shall pay such amount to FPC, which may be accomplished by a setoff against the Purchase Price.

               (ii) "Accounts Receivable" means all amounts owed to Tiger Bay under the Material Assigned Contracts as of midnight on the day before the Closing Date including amounts accrued but not yet due and payable to Tiger Bay thereunder. "Accounts Payable" means (A) all amounts owing by Tiger Bay under the Material Assigned Contracts including amounts accrued but not yet due and payable and (B) an amount equal to Tiger Bay's pro rata share of the ad valorem taxes with respect to the Plant payable in 1997 prorated based on the number of days in 1997 the Plant is owned by Tiger Bay and based on the 1996 tax assessment. To determine Accounts Receivable which are accrued but not yet due and payable, Tiger Bay and FPC will agree upon a good faith estimate of such amounts including a reading of any applicable meters as of midnight on the day prior to the Closing Date.

          SECTION 2.03 ALLOCATION OF PURCHASE PRICE. Tiger Bay and FPC shall use the allocation of $445,000,000.00 of the Purchase Price among the Assets shown on SCHEDULE 2.03 for purposes of all relevant filings and other information provided by each to the Internal Revenue Service.


                                   ARTICLE III
                                  CLOSING DATE

          The consummation of the transactions envisioned hereby (the "CLOSING") shall be held at a location to be mutually agreed by the parties, at 10:00 A.M., local time, on the fifth Business Day after the last condition contained in SECTIONS 6.01(c), 6.01 (h), 6.02(c), 6.02(g), 6.02(h) AND 6.02(j) is satisfied or waived, or at such other time and date as may be mutually agreed to in writing by the parties. The date on which the Closing actually occurs is referred to herein as the Closing Date.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF TIGER BAY. Tiger Bay hereby represents and warrants to FPC as follows:

          (a) ORGANIZATION AND GOOD STANDING. Tiger Bay is a limited partnership duly formed and validly existing under the laws of the State of Delaware and is in good standing under the laws of the State of Florida and the State of Texas. Tiger Bay is not qualified to do business as a foreign limited partnership in any other jurisdiction. Neither the character of the properties now owned or leased by Tiger Bay nor the nature of the business now conducted by it requires it to be so qualified, except where the failure to be so qualified would not be material to Tiger Bay.

          (b) PARTNERSHIP AUTHORITY; AUTHORIZATION OF AGREEMENT; ENFORCEABILITY OF THE AGREEMENT. Tiger Bay has all requisite power and authority to enter into and perform this

Agreement. The execution, delivery and performance of this Agreement and the other documents and instruments to be delivered by Tiger Bay pursuant hereto, and the transactions contemplated hereby and thereby, have been duly authorized by Tiger Bay, subject to the conditions set forth in SECTIONS 6.02(g) AND (k). This Agreement has been, and each such other document or instrument will be, duly executed and delivered by Tiger Bay and constitutes, or upon such execution and delivery shall constitute, legal, valid and binding obligations of Tiger Bay, enforceable against Tiger Bay in accordance with its respective terms, subject, however, to applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (c) NO VIOLATION. Except as set forth on SCHEDULE 4.01(c) hereto, the execution and delivery hereof by Tiger Bay does not, and the performance and compliance with the terms and conditions hereof by it and the consummation of the transactions contemplated hereby by Tiger Bay will not:

               (i) violate or conflict with any provision of its certificate of limited partnership or the Partnership Agreement;

               (ii) violate or conflict with any Legal Requirement binding upon it, which violation would materially and adversely affect Tiger Bay's ability to perform its obligations under this Agreement or FPC's operation of the Plant after Closing; or

               (iii) violate or result in a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval or trigger any preferential right of purchase under (A) any mortgage, indenture, loan or credit agreement or any other material agreement or instrument evidencing indebtedness for money borrowed, or any financing lease to which it is a party or by which it is bound or to which any of its properties is subject or (B) any other material lease, contract, agreement or instrument to which it is a party or by which it is bound or to which its properties is subject, which violation would materially and adversely affect Tiger Bay's ability to perform its obligations under this Agreement.

          (d)  NO DEFAULT; LEGAL REQUIREMENTS.

               (i) Tiger Bay is not in material breach or violation of, or in material default under, and no condition exists that with notice or lapse of time or both would constitute such a default under, (A) any mortgage, indenture, loan or credit agreement, evidence of indebtedness or other material instrument evidencing or securing borrowed money, or any material financing lease to which Tiger Bay is a party or its property is bound, (B) any judgment, order or injunction of any court or governmental agency of
     (C) any other material agreement, contract, lease, license or other instrument.

               (ii) Tiger Bay is in compliance in all respects with all Legal Requirements applicable to the Assets, except where the failure to so comply does not have a Material Adverse Effect. Neither this SECTION 4.01(d)(ii) nor any other representation in this SECTION 4.01 (other than SECTION 4.01(h)) is intended to, and none of them shall, cover environmental matters, which are the subject of SECTION 4.01(h).

          (e) APPROVALS AND CONSENTS. Except as set forth on SCHEDULE 4.01(e), no material filing, consent, authorization or approval under any Legal Requirement binding upon Tiger Bay is required to be made or obtained by Tiger Bay in order to execute or deliver this Agreement or to consummate the transactions contemplated by this Agreement. Except as set forth in SECTIONS 6.02(g) AND (k) and on SCHEDULE 4.01(e), no consent or approval of any third party which is not a Governmental Entity is required for the execution and delivery of this Agreement by Tiger Bay or for the performance by Tiger Bay of its obligations hereunder. Except as set forth on SCHEDULE 4.01(e), all of the Governmental Approvals necessary to permit Tiger Bay to lawfully conduct and operate its business in the manner it is currently conducted and to permit Tiger Bay to own and operate the Assets in the manner it currently owns and operates such Assets have been obtained and are in full force and effect except where the failure to obtain any such Governmental Approval or to maintain the effectiveness of such Governmental Approval does not have a Material Adverse Effect.

          (f) LITIGATION. There are no suits, judicial or administrative actions or proceedings pending or, to Tiger Bay's knowledge, threatened that
(i) challenge the validity or enforceability of this Agreement, or (ii) seek to restrain or prevent any action to be taken by Tiger Bay pursuant to this Agreement, or (iii) would have a material and adverse effect on Tiger Bay's ability to perform its obligations under this Agreement.

          (g) LIENS. Tiger Bay owns, leases or otherwise has the right to use the Assets free and clear of all Liens, except for Permitted Encumbrances and options or rights that (i) in the aggregate would not reasonably be expected to materially interfere with the use or operation of such assets as they are currently being used or operated or (ii) materially impair the value of such assets taken as a whole.

          (h)  ENVIRONMENTAL MATTERS.

               (i) Except as set forth in SCHEDULE 4.01(h), Tiger Bay is in compliance with all Environmental Requirements.

               (ii) Except as set forth in SCHEDULE 4.01(h), Tiger Bay has obtained or applied for and is in compliance with all Governmental Approvals required by any Environmental Requirement. Any Governmental Approvals that are not final as of the date hereof are listed on SCHEDULE 4.01(h), and Tiger Bay shall act to have all pending Governmental Approvals rendered final in the ordinary course of its business and according to Tiger Bay's own business plan. Except as set forth in SCHEDULE 4.01(h), all Governmental

     Approvals currently required for operation of the Plant and for Tiger Bay's use of the Plant Site are in full force and effect and no administrative or judicial appeal of any Governmental Approval is pending. Any Governmental Approvals that are not final as of the Closing Date shall be identified on a revised and updated SCHEDULE 4.01(h).

               (iii)  Except as set forth in SCHEDULE 4.01(h):

                      (A) Tiger Bay has not caused any unremediated release, threatened release, or disposal of any Hazardous Substance at the Plant Site in contravention of any Environmental Requirement.

                      (B) Tiger Bay has not manufactured, used, generated, stored, treated, transported, disposed of, released, or otherwise managed any Hazardous Substance except pursuant to and in accordance with any Environmental Requirement.

                      (C) Tiger Bay: (a) has no knowledge that any condition exists that would give rise to any liability on its part for response or corrective action, natural resources damage, or any other harm or activity pursuant to any Environmental Requirement at the Plant Site, nor has Tiger Bay engaged in any activity which would give rise to such liability or harm; (b) is not subject to, has no notice or knowledge of, or is not required to give any notice of any Environmental Claim involving Tiger Bay or the Plant Site; (c) is subject to no condition or occurrence at the Plant Site which could form the basis of an Environmental Claim against Tiger Bay; and (d) has not received any written or oral request for information under, or any Environmental Claim by any Governmental Entity arising out of, any Environmental Requirement.

                      (D) Neither Tiger Bay, the Plant, nor the Plant Site is subject to, and Tiger Bay has no knowledge of, any imminent restriction on the ownership, occupancy, use or transferability of the Plant Site in connection with any (a) Environmental Requirement, or (b) release, threatened release, or disposal of any Hazardous Substance;

          (i) BROKERAGE OR FINDERS FEES. Tiger Bay has not used a broker or finder in connection with this Agreement, and there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement by or on behalf of Tiger Bay.

          (j) ASSIGNED CONTRACTS. Except as set forth on SCHEDULE 4.01(j), each Material Assigned Contract is in full force and effect and is valid and enforceable against Tiger Bay in accordance with its terms. Except as set forth in SCHEDULE 4.01(j), (i) Tiger Bay is in compliance with all applicable material terms and requirements of each Material Assigned Contract and has not received any written notice that it is currently in violation of any applicable term or requirement of any Material Assigned Contract, and (ii) Tiger Bay is in compliance with all applicable material terms and requirements of each Other Assigned Contract and has not received any written notice that it is currently in violation of any applicable material term or requirement of any Other Assigned Contract, which violation has a Material Adverse Effect.

          (k) CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants, structures and equipment of Tiger Bay which are part of the Plant (except the combustion turbine) are in good operating condition adequate for the uses to which they are being put, normal wear and tear excepted.

          (l) BOOK AND RECORDS. The Books and Records have been maintained in all material respects in accordance with sound business practice.

          (m) STATE AND LOCAL TAXES. Tiger Bay has timely filed, and as of the Closing Date will have timely filed, all state, county and local property, sales, use, and other tax returns relating to its overall business required to be filed on or prior to the Closing Date, taking into account any extensions of the filing deadlines which have been validly granted, and such returns are and will be true and correct in all material respects. Tiger Bay has paid, or by the Closing Date will have paid, all material state, county, and local property, sales, use, and all other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to its overall business or the purchased assets regarding any period ended on or prior to the Closing Date, whether shown on such returns or not. SCHEDULE 4.01(m) describes all pending property, sales, use or other tax disputes relating to or arising out of Tiger Bay's overall business or affecting any of the purchased assets, including the nature and amount of the controversy, the respective positions of the parties as to any material amounts claimed to be due thereunder and the current status thereof.

          SECTION 4.02 REPRESENTATIONS AND WARRANTIES OF FPC AND GUARANTOR. FPC or Guarantor, as the case may be, hereby represent and warrant to Tiger Bay as follows:

          (a) ORGANIZATION AND GOOD STANDING. FPC is a limited liability company duly organized, validly existing and of active status under the laws of the State of Florida. Guarantor is a duly organized, validly existing corporation in good standing under the laws of the State of Florida. Each of FPC and Guarantor has the necessary power and authority to carry on its respective business as now being conducted.

          (b) AUTHORITY OF FPC AND GUARANTOR; ENFORCEABILITY OF THE AGREEMENT. Each of FPC and Guarantor has all requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement and the other documents and instruments to be delivered by FPC, or by FPC and Guarantor, as the case may be, pursuant hereto, and the transactions contemplated hereby and thereby, have been duly authorized by FPC, or by FPC and Guarantor, as the case may be. This Agreement has been, and each such document or instrument will be, duly executed and delivered by FPC, or by FPC and Guarantor, as the case may be, and constitutes, or upon such execution and delivery will constitute, legal, valid and binding obligations of FPC, or of FPC and Guarantor, as the case may be, enforceable against FPC, or against FPC and Guarantor, as the case may be, in accordance with its respective terms, subject to applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (c) NO VIOLATIONS. The execution and delivery of this Agreement by FPC and Guarantor does not and, the consummation of the transactions contemplated hereby will not:

               (i) violate or conflict with any of the provisions of the certificate of formation or limited liability company agreement of FPC, or the certificate of incorporation or bylaws of Guarantor,

               (ii) violate or conflict with any Legal Requirement binding upon either, which violation would materially and adversely affect FPC's or Guarantor's ability to perform their respective obligations under this Agreement; or

               (iii) violate or result in a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under (A) any mortgage, indenture, loan or credit agreement or any other material agreement or instrument evidencing indebtedness for money borrowed, or any financing lease to which either is a party or by which either is bound or to which any of their properties is subject or (B) any other material lease, contract, agreement or instrument to which either is a party or by which either is bound or to which any of their properties is subject, which violation would materially and adversely affect FPC's or Guarantor's ability to perform their respective obligations under this Agreement.

          (d) APPROVALS AND CONSENTS. No material filing, consent, authorization or approval under any Legal Requirement binding upon FPC or Guarantor is required to be made or obtained by FPC or Guarantor in order to execute or deliver this Agreement or to consummate the transactions contemplated by this Agreement by it, except the filings with the FERC and the FPSC described in SECTIONS 6.01(c) and 6.02(c) and the filings required under the HSR Act. No consent or approval of any third party which is not a Governmental Entity is required for the execution and delivery of this Agreement by FPC or Guarantor or for the performance by FPC or Guarantor of their respective obligations hereunder.

          (e) LITIGATION. There are no suits, judicial or administrative actions or proceedings pending or, to the knowledge of FPC or Guarantor, threatened that (i) challenge the validity of enforceability of this Agreement, or (ii) seek to restrain or prevent any action to be taken by FPC or Guarantor pursuant to this Agreement, or (iii) would have a material adverse effect on FPC's or Guarantor's ability to perform their respective obligations under this Agreement.

          (f) BROKERAGE OR FINDERS FEES. Neither FPC nor its Affiliates have used a broker or finder in connection with this Agreement, and there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement by or on behalf of FPC or its Affiliates.

          (g) DUE DILIGENCE. FPC is generally familiar with the Plant and has conducted limited due diligence with respect to the Assets and is aware that there have been technical problems with the Plant's combustion turbine.


                                    ARTICLE V
                  ADDITIONAL AGREEMENTS AND COVENANTS; GUARANTY

          SECTION 5.01 COVENANTS OF TIGER BAY. Tiger Bay covenants and agrees with FPC as follows:

          (a) CERTAIN CHANGES. Except as may be permitted hereunder or as otherwise contemplated in this Agreement and except as set forth on SCHEDULE 5.01(a), from the date hereof through the Closing Date, without first obtaining the written consent of FPC, which consent shall not be unreasonably withheld, Tiger Bay will not:

               (i) make any material change in the conduct of its business or operations;

               (ii) merge into or with or consolidate with any other entity or acquire all or substantially all of the business or assets of any corporation, person or entity;

               (iii) (A) mortgage, pledge or subject the Assets to any Lien, except for Permitted Encumbrances, or (B) sell, transfer or terminate any Asset, or amend any of the Assigned Contracts or the Permits, except in the ordinary course of business;

               (iv) take any action or enter into any commitment with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization or other winding up of its business or operation except as a result of this Agreement; or

               (v) consent to the entry of any decree or order by a Governmental Entity which would have a material adverse effect on (A) its ability to perform hereunder or (B) the operation of the Plant.

          (b) OPERATION OF BUSINESS. From the date hereof until the Closing Date, except as permitted hereunder or contemplated hereby or as consented to in writing by FPC, (i) Tiger Bay shall carry on its business in the usual and ordinary course and (ii) use its Best Efforts to preserve and maintain the Assets in all material respects in as good a condition as of the date hereof, normal wear and tear excepted, and to enforce the O&M Agreement against Destec Operating Company.

Notwithstanding any provision of SECTION 5.01 to the contrary, Tiger Bay shall have the right to release and terminate any and all Credit Support Obligations and any agreements related to the Credit Agreement.

          (c) ACCESS. Tiger Bay will afford to FPC and its authorized representatives, at FPC's sole expense, risk and cost, reasonable access from the date hereof through the Closing Date, during normal business hours, to its personnel, properties, books and records relating to the Assets and will furnish to FPC such additional financial and operating data and other information relating to the Assets as FPC may reasonably request, to the extent that such access and disclosure would not violate the terms of any agreement to which Tiger Bay is bound or any Legal Requirement; provided, however, that the confidentiality of any data or information so acquired shall be maintained by FPC and its representatives in accordance with SECTION 5.02(c); and further provided that all requests for access shall be directed to Destec Management Services Inc., or such other persons as Tiger Bay may designate from time to time. Tiger Bay will provide or otherwise make available to FPC any and all audits, investigations, reports, records, data, site assessments or any other documents in its possession concerning Hazardous Substances, compliance with any Environmental Requirement or any other environmental subject.

          (d) ANTITRUST NOTIFICATION; FERC AND FPSC FILINGS. Tiger Bay or its Affiliate will, as promptly as practicable (and, in any event, within 30 days after the execution hereof) (i) file with the Federal Trade Commission and the Department of Justice the notification and report form required to be filed by it for the transactions contemplated hereby (and shall request early termination of the waiting period) and any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act, and (ii) cooperate with FPC and Guarantor in the filing of any applications to the FERC and the FPSC for any approvals required in connection with the transactions envisioned by this Agreement.

          (e) PUBLIC ANNOUNCEMENTS. Subject to applicable securities law or stock exchange requirements, at all times until the Closing Date, Tiger Bay shall promptly advise and obtain the approval (which may not be withheld unreasonably) of FPC before issuing or permitting any of its Affiliates to issue, any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, provided that no further approval shall be required for press releases or other announcements which are substantially similar to previously approved releases or announcements provided a copy of such release or announcement is furnished promptly to FPC.

          (f) TRANSACTION COSTS. Tiger Bay shall bear and pay all of the costs, fees and expenses incurred by or on its behalf in connection with the transactions contemplated by this Agreement, including any brokerage commissions, finders' fee or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement by or on behalf of Tiger Bay.

          (g) BEST EFFORTS. Assuming that all of the conditions to Tiger Bay's obligations to close under this Agreement have been satisfied, Tiger Bay will use its Best Efforts to obtain the satisfaction of the conditions to Closing set forth in SECTION 6.01.

          (h) PERMITS. Tiger Bay shall cooperate with FPC, including, without limitation, by executing all necessary forms, applications, or notices, in (i) the transfer and assignment to FPC of the Permits, to the extent assignable, on or immediately after the Closing Date, and (ii) obtaining any modification, revision or reissuance of a Permit which is not transferable or assignable to FPC on or immediately after the Closing Date. FPC shall bear all out-of-pocket costs and expenses in connection with any such transfer, assignment, modification, revision or reissuance.

          (i) SALES AND USE TAXES. Within fifteen days following the Closing Date, Tiger Bay shall file a final Florida sales and use tax return, if required, and pay any and all outstanding sales and use tax (including penalties and interest in respect thereof, if any). Following the Closing Date, Tiger Bay will furnish FPC with a certificate from the Florida Department of Revenue stating that no taxes, interest, or penalty are due.

          SECTION 5.02 COVENANTS OF FPC AND GUARANTOR. FPC or Guarantor as the case may be, covenant and agree with Tiger Bay as follows:

          (a) ANTITRUST NOTIFICATION AND OTHER GOVERNMENTAL FILINGS. FPC or its Affiliate will as promptly as practicable (and, in any event, within 30 days after the execution hereof) file with the Federal Trade Commission and the Department of Justice the notification and report form required for the transactions contemplated hereby (and request early termination of the waiting period) and any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act. FPC, or FPC and Guarantor, will as promptly as practicable make any filings with the FERC and the FPSC required to be filed by them to consummate the transactions contemplated hereby and will diligently seek the actions required of the FERC and FPSC to permit the consummation of the transactions contemplated hereby.

          (b) PUBLIC ANNOUNCEMENTS. Subject to applicable securities law or stock exchange requirements, at all times until the Closing Date, FPC and Guarantor shall promptly advise, and obtain the approval (which may not be withheld unreasonably) of, Tiger Bay before issuing, or permitting any of FPC's or Guarantor's directors, officers, employees or agents, or any of FPC's or Guarantor's Affiliates to issue, any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, provided that no further approval shall be required for press releases or other announcements which are substantially similar to previously approved releases or announcements provided a copy of such release or announcement if furnished promptly to Tiger Bay.

          (c) CONFIDENTIAL INFORMATION. In the event that this Agreement is terminated or, if not terminated, until the Closing Date, the confidentiality of any data or information received by FPC or Guarantor regarding the business and assets of Tiger Bay and its Affiliates shall be maintained by FPC, Guarantor and their representatives under the same terms as contained in, and in accordance with, the Confidentiality Agreement dated July 10, 1996 executed by Guarantor and Tiger Bay (the "CONFIDENTIALITY AGREEMENT").

          (d) TRANSACTION COSTS AND TAXES. FPC shall bear and pay all of the costs, fees and expenses incurred by or on behalf of FPC in connection with the transactions contemplated by this Agreement, including the filing fees under the HSR Act or required to be paid to the FPSC or the FERC and any brokerage commissions, finders' fee or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement by or on behalf of FPC or its Affiliates. In addition, FPC shall pay any sales, use or other transfer taxes or filing fees resulting from the execution, delivery and performance of this Agreement.

          (e) BEST EFFORTS. Assuming that all of the conditions to FPC's obligations to close under this Agreement have been satisfied, FPC will use its Best Efforts to obtain the satisfaction of the conditions to Closing set forth in SECTION 6.02.

          (f) PLANT OPERATIONS STAFF. Upon termination of the O&M Agreement, FPC or Guarantor shall endeavor to employ the existing full-time Plant operations staff.

          (g) PERMITS; CREDIT SUPPORT OBLIGATIONS. FPC shall have the primary responsibility for preparing all necessary forms, applications, or notices to request the transfer or assignment to FPC of any Permit, to the extent assignable, and shall use its Best Efforts to cause the Permits to be transferred to it on the Closing Date. In addition, on or before the Closing Date, FPC and Guarantor shall take whatever action is necessary to cause the release and termination of the Credit Support Obligations, including, without limitation, providing substitute credit supports acceptable to the other parties to the Assigned Contracts.

          SECTION 5.03 GUARANTY. Guarantor hereby unconditionally and irrevocably guarantees to Tiger Bay (i) the accuracy of the representations and warranties of FPC contained in this Agreement and any agreement, document or instrument executed by FPC in connection with this Agreement, and (ii) the due and timely performance by FPC of all of FPC's obligations under this Agreement and any agreement, document or instrument executed by FPC in connection with this Agreement.


                                   ARTICLE VI
                              CONDITIONS TO CLOSING

          SECTION 6.01 FPC'S OBLIGATION TO CLOSE. FPC's obligation to close under this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions (except to the extent that FPC shall have hereafter agreed in writing to waive one or more of such conditions):

          (a) COMPLIANCE WITH AGREEMENT. Tiger Bay shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Tiger Bay contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

          (c) GOVERNMENTAL FILINGS AND ORDERS. With respect to the filings contemplated by SECTIONS 5.01(d) and 5.02(a), (i) the waiting period under the HSR Act shall have expired, (ii) the FPSC shall have issued a final, non-appealable order approving the transactions envisioned by this Agreement in form and substance satisfactory to FPC and Guarantor; provided, however, that any such FPSC order that provides for approval of the transfer by FPC to Guarantor, following the Closing, of the Assets and the Additional Assets and for cost recovery by Guarantor of the Purchase Price over a period not to exceed five years shall be satisfactory to FPC and Guarantor, and (iii) the FERC shall have issued an order approving the transfer by Tiger Bay to FPC of any of the Assets and the Additional Assets over which it has jurisdiction and the transfer by FPC to Guarantor of any of the Assets or the Additional Assets over which it has jurisdiction.

          (d) LITIGATION. There shall not be pending any litigation or proceeding (filed by a person or entity other than FPC, Guarantor or their Affiliates) to restrain or prohibit the transactions contemplated by this Agreement or to obtain material damages or other material relief in connection with the consummation of such transactions.

          (e) ASSIGNMENTS. Tiger Bay shall have executed and delivered to FPC, or to FPC and Guarantor, as the case may be, the Assignments. Tiger Bay shall have executed and delivered to FPC all forms, applications and notices prepared by FPC to request the transfer or assignment to FPC of any Governmental Approval.

          (f) CERTIFICATE. Tiger Bay shall have delivered to FPC a certificate, dated the Closing Date, executed on its behalf by its duly authorized representative to the effect that the conditions in SECTIONS 6.01(a) and (b) are satisfied insofar as they relate to Tiger Bay.

          (g) INDEBTEDNESS. Tiger Bay shall have delivered to FPC evidence that the indebtedness of Tiger Bay to The Fuji Bank and Trust Company and the other banks (collectively, the "Banks") under that certain Credit Agreement dated December 31, 1993 among the Banks and Tiger Bay, as amended, (the "CREDIT AGREEMENT") shall be repaid out of the proceeds of the Purchase Price, and that any Permitted Encumbrances securing Tiger Bay's obligations under the Credit Agreement shall be released.

          (h) CONSENTS. Any consents of third parties required in connection with the Assignments shall have been obtained.

          (i) AMENDMENT TO O&M AGREEMENT. The O&M Agreement shall have been amended effective as of the Closing Date to enable either party thereunder to terminate the O&M Agreement effective at any time after nine months after the Closing Date upon 90 days prior written notice to the other party.

          (j) OPINION OF COUNSEL. FPC shall have received the opinions of Tiger Bay's counsel dated as of the Closing Date substantially in the forms attached hereto as EXHIBITS D and E.

          SECTION 6.02 TIGER BAY'S OBLIGATION TO CLOSE. The obligation of Tiger Bay to close under this Agreement is subject to the fulfillment on the Closing Date of each of the following conditions (except to the extent that Tiger Bay shall have hereafter agreed in writing to waive one or more of such conditions, provided, however, that the conditions set forth in SECTIONS 6.02(g) AND 6.02(j) cannot be waived without the written consent of Polk County CoGen, Inc.):

          (a) COMPLIANCE WITH AGREEMENT. FPC and Guarantor shall have performed and complied with all covenants to be performed or complied with by each on or prior to the Closing.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of FPC and Guarantor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

          (c) GOVERNMENTAL FILINGS AND ORDERS. With respect to the filings contemplated by SECTIONS 5.01(d) and 5.02(a), (i) the waiting period under the HSR Act shall have expired, (ii) the FPSC shall have issued a final, non-appealable order approving the transactions envisioned by this Agreement in form and substance satisfactory to FPC and Guarantor; provided, however, that any such FPSC order that provides for approval of the transfer by FPC to Guarantor, following the Closing, of the Assets and the Additional Assets and for cost recovery by Guarantor of the Purchase Price over a period not to exceed 5 years shall be satisfactory to FPC and Guarantor, and (iii) the FERC shall have issued an order approving the transfer by Tiger Bay to FPC of any of the Assets or the Additional Assets over which it has jurisdiction and the transfer by FPC to Guarantor of any of the Assets or the Additional Assets over which it has jurisdiction.

          (d) LITIGATION. There shall not be pending any litigation or proceeding (filed by a person or entity other than Tiger Bay or its Affiliates) to restrain or prohibit the transactions contemplated by this Agreement or to obtain material damages or other material relief in connection with the consummation of such transactions.

          (e) PAYMENT OF PURCHASE PRICE. Tiger Bay shall have received the payment of the Purchase Price pursuant to SECTION 2.02.

          (f) CERTIFICATE. FPC and Guarantor shall have delivered to Tiger Bay a certificate, dated the Closing Date, executed on behalf of each by its president or a vice president, to the effect that (i) the conditions of SECTIONS 6.02(a) and (b) have been satisfied insofar as they relate to FPC and Guarantor and (ii) FPC has had such access to the Assets and the Additional Assets, the records of Tiger Bay and such of Tiger Bay's officers, directors and agents as it desired in order to enable it to perform all the due diligence that it desired to perform in order to enable it to evaluate the risks and merits of the transactions contemplated hereby.

          (g) BOARD APPROVAL. On or before January 21, 1997, or such later date as may by mutually agreed to by FPC, Tiger Bay and Destec Energy, Inc., the Board of Directors of Destec Energy, Inc. shall have duly approved the consummation of the transactions contemplated by this Agreement (the "BOARD APPROVAL").

          (h) CONSENTS AND RELEASES. Any consents required from third parties in connection with the Assignments shall have been obtained and Tiger Bay shall have obtained releases, in form and substance satisfactory to Tiger Bay, of the Assigned Contracts and the Credit Support Obligations and Tiger Bay shall have received all funds in accounts identified on SCHEDULE 6.02(j).

          (i) OPINION OF COUNSEL. Tiger Bay shall have received an opinion of FPC's and Guarantor's counsel dated as of the Closing Date substantially in the form of EXHIBIT F.

          (j) CLOSING OF DESTEC SALE. The closing of the sale of Destec Energy, Inc. shall have been consummated.


                                   ARTICLE VII
                                   LIMITATIONS

          SECTION 7.01 REPRESENTATIONS AND WARRANTIES. (a) The representations and warranties of Tiger Bay contained in this Agreement or in any document or instrument executed in connection herewith shall not survive the Closing.

          (b) EXCEPT AS EXPRESSLY SET OUT HEREIN, TIGER BAY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PURPOSE.

          SECTION 7.02 REMEDIES. (a) The sole remedy of any party for any breach by another party of any representation or warranty made by such party herein is to terminate the Agreement pursuant to and in accordance with ARTICLE VIII.

          (b) Nothing herein shall restrict any party from pursuing any rights or remedies available to it at law or in equity in the event of a breach by another party of any covenant or obligation hereunder (exclusive of ARTICLE VII); provided, however, that no party shall be liable to any other party for any consequential, incidental, special, or indirect damages (including lost profits) or punitive damages, whether based on statute, contract, tort or otherwise.


                                  ARTICLE VIII
                               TERMINATION RIGHTS

          SECTION 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date as follows, and in no other manner:

          (a)  by mutual consent of FPC, Guarantor, and Tiger Bay;

          (b) after January 21, 1997, or such later date for obtaining Board Approval as has been mutually agreed to by FPC, Tiger Bay and Destec Energy, Inc., by written notice from any party to the others, if the Board Approval has not been obtained prior to the giving of such notice;

          (c) prior to February 1, 1997, by written notice from FPC to Tiger Bay that FPC's due diligence with respect to the Assets (except with respect to the Plant gas turbine compressor) has been completed and the results were unsatisfactory to it, and FPC is therefore terminating this Agreement;

          (d) on or prior to April 30, 1997, by written notice from FPC to Tiger Bay that:

               (i) FPC's investigation of the Plant gas turbine compressor conducted during the period of the outage of the Plant scheduled to begin on March 15, 1997 (the "Scheduled Outage") has been completed; provided, however, that if FPC requests that Tiger Bay open the compressor casing in connection with such investigation, Tiger Bay shall do so and (A) FPC shall reimburse Tiger Bay for all costs and expenses incurred by Tiger Bay to open and close the compressor casing within twenty days after receipt of Tiger Bay's invoice therefor, and (B) for purposes of the capacity factor calculations pursuant to the PPAs, Guarantor shall exclude all the hours, if any, by which the Scheduled Outage was extended due to the opening and closing of the compressor casing at FPC's request; and

               (ii) in the written opinion of FPC's professional engineer performing or supervising such investigation rendered in good faith (the "Engineering Opinion"), based on General Electric approved repair criteria and performance versus aging data, such investigation has revealed that the mechanical integrity of the compressor is compromised and/or that a material loss of performance has resulted or will result in excess of that which is to be expected from normal aging, unless Tiger Bay within ten days after receipt of such notice and the Engineering Opinion shall have either
     (i) offered in writing to repair or replace such compressor at no additional cost to FPC, or (ii) shall have given FPC written notice that Tiger Bay disputes the conclusion(s) reached in such Engineering Opinion. In the event that Tiger Bay disputes the Engineering Opinion and such dispute is not resolved by good faith negotiations between FPC and Tiger Bay within thirty days after FPC's receipt of written notice of such dispute, termination hereunder shall become effective at the end of such thirty-day period.

          (e) by notice from Tiger Bay to FPC, if the Closing Date shall not have occurred on or before July 1, 1997 (or such later date as may have been agreed upon in writing by the parties); provided, however that if (i) by July 1, 1997 the FPSC has issued an order approving the transactions contemplated by this Agreement satisfactory to FPC and Guarantor in accordance with SECTIONS 6.01(c)(ii) and 6.02(c)(ii) and no party has filed an appeal therefrom, but the time period(s) for filing any such appeal (the "Appeal Period") shall not have expired, and (ii) all conditions in SECTION 6.02 except SECTION 6.02(c)(ii) have been fulfilled or waived in accordance therewith, then Tiger Bay may exercise its right to terminate this Agreement pursuant to this SECTION 8.01(e) only if an appeal of such FPSC order is filed during the Appeal Period.

          (f) by any party by notice to the others, if a final non-appealable judgment has been entered against such party or any of its Affiliates restraining, prohibiting or declaring illegal the transactions contemplated hereby; or

          (g) by a non-defaulting party giving written notice to a defaulting party provided that the non-defaulting party shall have previously given the defaulting party written notice specifying the nature of the default and thirty days have passed since such notice was given and the default has not been cured or waived. A party shall be in default under this Agreement, and thereby a defaulting party, in the event that (i) any representation or warranty made by such party in this Agreement shall prove to be false or misleading in any material respect, (ii) such party fails to perform any covenant set forth in this Agreement, or (iii) such party fails to timely perform or satisfy any material obligation set forth in this Agreement to be performed or satisfied by it.

          (h) by written notice from any party to the others, if the FPSC issues an order denying approval of the transaction envisioned by this Agreement, or if the FPSC fails to issue an order in accordance with SECTIONS 6.01(c)(ii) and 6.02(c)(ii) on or before July 1, 1997; provided, however, that if by July 1, 1997 the FPSC has issued an order approving the transactions contemplated by this Agreement satisfactory to FPC and Guarantor in accordance with SECTIONS 6.01(c)(ii) and 6.02(c)(ii) and no party has filed an appeal therefrom, but the Appeal Period shall not have expired, then a party may exercise its right to terminate this Agreement pursuant to this SECTION 8.01(h) only if an appeal of such FPSC order is filed during such Appeal Period.

          SECTION 8.02 LIMITATION ON RIGHT TO TERMINATE; EFFECT OF TERMINATION. A party shall not be allowed to exercise any right of termination pursuant to
SECTION 8.01 if the event giving rise to the termination right shall be due to the failure of such party or its Affiliate to perform or observe in any material respect any of the covenants set forth herein to be performed or observed by such party of its Affiliate; provided that SECTIONS 4.01(i), 4.02(f), 5.01(f), 5.02(c), 5.02(d), 5.03, 8.01(d)(i), 8.02 and 9.09 shall survive any such termination.

                                   ARTICLE IX
                                     GENERAL

          SECTION 9.01 EXCLUSIVE AGREEMENT; SCHEDULES. This Agreement and the attached schedules and exhibits and the agreements and documents to be executed pursuant hereto set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and undertakings (oral or written) relating to the subject matter hereof. The disclosures in the Schedules hereto are to be taken as relating to the representations and warranties of Tiger Bay as a whole. The inclusion of information in the Schedules hereto shall not be construed as an admission that such information is material. In addition, matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected on such Schedules. Such additional matters are set forth for information purposes only and do not necessarily include other matters of a similar nature. No representation, promise, inducement or statement of intention has been made by any party which is not embodied in or superseded by this Agreement or the Confidentiality Agreement or in the agreements and documents to be executed pursuant hereto, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

          SECTION 9.02 ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assigned by any party hereto without the prior written consent of the other parties, except that any party may assign an interest in all of its rights hereunder to any Affiliate after the Closing; provided that no assignment shall relieve the assigning party of any of its warranties, representations, or obligations contained herein.

          SECTION 9.03 AMENDMENTS. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. Notwithstanding the foregoing, in the event that the Closing occurs, any condition not theretofore fulfilled will be deemed waived.

          SECTION 9.04 FURTHER ASSURANCES. The parties agree to execute such further instruments or documents as any party may from time to time reasonably request in order to confirm or carry out the transactions contemplated in this Agreement; provided that no such instrument or document shall expand a party's liability beyond that contemplated in this Agreement.

          SECTION 9.05 NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") required or permitted to be given hereunder shall be in writing and delivered personally, or by facsimile transmission or mailed first class, postage prepaid, registered or certified mail, as follows:

          If to Tiger Bay, to:

               Tiger Bay Limited Partnership
               2500 City West Blvd.
               Suite 150
               Houston, Texas 77042
               Attention:  Chuck Cook, Central Florida DGE, Inc.
               Facsimile No.  (713) 735-4169

          If to FPC, to:

               FPC Acquisition L.L.C.
               3201 34th Street South
               St. Petersburg, Florida 33733
               Attention:  Robert Dolan
               Facsimile No. (813) 866-4922

          If to Guarantor, to:

               Florida Power Corporation
               3201 34th Street South
               St. Petersburg, Florida 33733
               Attention: Robert Dolan
               Facsimile No. (813) 866-4922

All notices shall be effective upon receipt. Any party may change its Notice address by giving written Notice to the other in the manner specified above.

          SECTION 9.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

          SECTION 9.07 SEVERABILITY. In the event any of the provisions hereof are held to be invalid or unenforceable under any Legal Requirement, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto agree and consent that such provisions and this Agreement shall be modified and reformed so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid or unenforceable.

          SECTION 9.08 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

          SECTION 9.09 EXPENSES. Except as expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall pay its own expenses incident to the preparation of the Agreement and for consummating the transaction.

          SECTION 9.10 CONDITION TO TIGER BAY'S OBLIGATIONS. Except with respect to the second sentence of this SECTION 9.10, Tiger Bay's obligations hereunder shall be conditioned upon its receipt from the Banks of their consent(s) to the execution of this Agreement. Tiger Bay shall use its Best Efforts to obtain such consent(s) as soon as practicable.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                   TIGER BAY LIMITED PARTNERSHIP

                                   By:  Central Florida DGE, Inc.,
                                        its general partner


                                        By:    /s/ Charles C. Cook
                                               --------------------------
                                        Name:  Charles C. Cook
                                               --------------------------
                                        Title: Vice President
                                               --------------------------


                                   FPC ACQUISITION L.L.C.


                                        By:    /s/ Joseph H. Richardson
                                               --------------------------
                                        Name:  Joseph H. Richardson
                                               --------------------------
                                        Title: President
                                               --------------------------
                                        For:   Florida Power Corporation,
                                                  its sole member

                                   FLORIDA POWER CORPORATION


                                        By:    /s/ Joseph H. Richardson
                                               --------------------------
                                        Name:  Joseph H. Richardson
                                               --------------------------
                                        Title: President
                                               --------------------------